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                                                                    EXHIBIT 10.1

                                AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of July 14, 1997, by and between MARCUM NATURAL GAS SERVICES, INC., a Delaware corporation (the "Corporation"), and W. PHILLIP MARCUM ("Officer").

                                   RECITALS:

         WHEREAS, the Corporation and Officer have previously entered into that certain Employment Agreement, dated as of June 11, 1991 (as the same may be amended or otherwise modified from time to time, the "Employment Agreement"); and

         WHEREAS, the Corporation and Officer now desire to amend the Employment Agreement in order to extend the period of Officer's employment with the Corporation;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         SECTION 1.       AMENDMENT TO EMPLOYMENT AGREEMENT.   Section 2.1 of
the Employment Agreement is hereby amended, effective as of the date hereof, to read in its entirety as follows:

                    "2.1  Basic Term.   The term of Officer's employment under
                 this Agreement shall continue for three years from July 14, 1997, unless otherwise terminated pursuant to this Section 2 (the "Employment Period"); provided, however, that unless either party gives 60 days written notice prior to the expiration of such three-year term or any successive one-year term as provided hereafter, the Employment Period shall be automatically extended for one additional year, and thereafter for additional successive one-year periods, unless terminated earlier pursuant to this Section 2."

         SECTION 2.       EFFECT OF AMENDMENT.   From and after the date
hereof, the term "Employment Period" as used in the Employment Agreement shall be deemed to refer to the Employment Period as such term is defined in this Amendment. Except as and to the extent expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect in all respects in accordance with its terms, and any reference to the Employment Agreement from and after the date hereof shall be deemed to be a reference to the Employment Agreement as modified by this Amendment.

         SECTION 3.       GOVERNING LAW.   This Amendment shall be governed by
and construed in accordance with the laws of the State of Colorado.

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         SECTION 4.       COUNTERPARTS.   This Amendment may be executed in one
or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment No. 1 to Employment Agreement has been duly executed and delivered by or on behalf of the undersigned as of the date first written above.

                               CORPORATION:

                               MARCUM NATURAL GAS SERVICES, INC.



                               By: /s/ A. Bradley Gabbard
                                   ---------------------------------------------
                                   A. Bradley, Gabbard, Executive Vice President




                               EMPLOYEE:



                                   /s/ W. Phillip Marcum
                               -------------------------------------------------
                               W. Phillip Marcum